Exhibit 99.1

Quest Diagnostics Reports Second Quarter 2026 Financial Results;
Raises Revenue and EPS Guidance for Full Year 2026

•Second quarter revenues of $3.04 billion, up 10.2% from 2025, with 10.0% organic revenue growth
•Second quarter reported diluted earnings per share ("EPS") of $2.84, up 15.0% from 2025; and adjusted diluted EPS of $3.12, up 19.1% from 2025
•Full year 2026 revenues now expected to be between $11.95 billion and $12.05 billion
•Full year 2026 reported diluted EPS now expected to be between $9.97 and $10.17; and adjusted diluted EPS expected to be between $11.05 and $11.25

SECAUCUS, N.J., July 23, 2026 - Quest Diagnostics Incorporated (NYSE: DGX), a leading provider of diagnostic information services, today announced financial results for the second quarter ended June 30, 2026.

“Our robust top- and bottom-line growth in the second quarter demonstrates focused execution of our strategy to connect people and providers to innovative testing and actionable insights that illuminate paths for better health,” said Jim Davis, Chairman, CEO and President. “Revenues increased by over 10%, almost all from organic revenue growth across our physician, hospital and consumer channels, and adjusted diluted EPS grew over 19%. With strong growth and sustained demand for our diagnostic insights, we are again raising our full year guidance.”

Recent Highlights:

Serving Customers and Delivering Innovations
•Continued to advance our Co-Lab Solutions implementation and joint venture laboratory with Corewell Health in Michigan and developed new capabilities in kidney care through our collaboration with Fresenius Medical Care in the United States.
•Generated robust revenue growth through questhealth.com and our consumer, wearable and wellness partners.
•Grew revenues by double-digits in several areas of Advanced Diagnostics, including Quest AD-Detect® blood tests for Alzheimer’s disease and advanced cardiometabolic and endocrine tests, including liver fibrosis testing.
•Granted New York State approval for our Haystack MRD® test and became the largest reference lab to utilize Flatiron Health's OncoEMR® Molecular Profiling Integration (MPI) platform for select cancer tests, including Haystack MRD, starting with a pilot with American Oncology Network (AON).

Driving Operational Excellence
•In the lab, extended automation solutions to improve quality and productivity in cervical cancer screening and front-end specimen processing to additional labs.
•Outside the lab, launched IntelliDraw™ to guide clinical staff of our physician customers through specimen collection, to enhance quality and the service experience.

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$3,043	$2,761	10.2%	$5,938	$5,413	9.7%
Diagnostic Information Services revenues	$2,978	$2,699	10.3%	$5,810	$5,288	9.9%
Revenue per requisition			(2.8)%			(2.1)%
Requisition volume			13.1%			12.0%
Organic requisition volume			13.0%			11.9%
Operating income (a)	$459	$438	4.6%	$858	$784	9.4%
Operating income as a percentage of net revenues (a)	15.1%	15.9%	(0.8)%	14.4%	14.5%	(0.1)%
Net income attributable to Quest Diagnostics (a)	$320	$282	13.4%	$572	$502	13.9%
Diluted EPS (a)	$2.84	$2.47	15.0%	$5.08	$4.41	15.2%
Cash provided by operations	$597	$544	9.7%	$875	$858	1.9%
Capital expenditures	$138	$108	27.0%	$252	$225	12.1%

Adjusted (a):
Operating income	$502	$466	7.8%	$949	$872	8.8%
Operating income as a percentage of net revenues	16.5%	16.9%	(0.4)%	16.0%	16.1%	(0.1)%
Net income attributable to Quest Diagnostics	$350	$298	17.3%	$631	$549	14.9%
Diluted EPS	$3.12	$2.62	19.1%	$5.62	$4.83	16.4%
(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Updated Guidance for Full Year 2026

The company updates its full year 2026 guidance as follows:

	Updated Guidance		Prior Guidance
	Low	High	Low	High
Net revenues	$11.95 billion	$12.05 billion	$11.78 billion	$11.90 billion
Net revenues increase	8.3%	9.2%	6.8%	7.8%
Reported diluted EPS	$9.97	$10.17	$9.58	$9.78
Adjusted diluted EPS	$11.05	$11.25	$10.63	$10.83
Cash provided by operations	Approximately $1.80 billion		Approximately $1.75 billion
Capital expenditures	Approximately $550 million		Approximately $550 million

Based on the favorable resolution of various tax contingencies in the second quarter, the full year adjusted effective tax rate is expected to be consistent with 2025.

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, gains and losses associated with changes in the carrying value of our strategic investments and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today. The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on July 23, 2026 until midnight Eastern Time on August 6, 2026, by phone at 866-388-5361 for domestic callers or 203-369-0416 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics works across healthcare to create a healthier world, one life at a time. We help connect people, from clinicians to consumers, with laboratory insights that illuminate a path to better health. With a focus on delivering smarter, simpler testing, our insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve healthcare management. Quest Diagnostics serves half the physicians and hospitals in the United States and one in three adult Americans each year, and our nearly 60,000 employees work together to deliver diagnostic insights that inspire actions to transform lives. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, uncertain and volatile economic conditions, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government policies, including related to trade, and regulations, changing relationships with customers, payers, suppliers or strategic partners, acquisitions and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Wendy Bost, Quest Diagnostics (Media): 973-520-2800, Daniel Haemmerle, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2026 and 2025
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues	$3,043	$2,761	$5,938	$5,413

Operating costs and expenses and other operating income:
Cost of services	2,016	1,818	3,969	3,607
Selling, general and administrative	529	486	1,033	962
Amortization of intangible assets	38	39	75	78
Other operating expense (income), net	1	(20)	3	(18)
Total operating costs and expenses, net	2,584	2,323	5,080	4,629

Operating income	459	438	858	784

Other income (expense):
Interest expense, net	(63)	(67)	(126)	(134)
Other income, net	16	13	14	10
Total non-operating expense, net	(47)	(54)	(112)	(124)

Income before income taxes and equity in earnings of equity method investees	412	384	746	660
Income tax expense	(88)	(97)	(162)	(156)
Equity in earnings of equity method investees, net of taxes	10	9	14	27
Net income	334	296	598	531
Less: Net income attributable to noncontrolling interests	14	14	26	29
Net income attributable to Quest Diagnostics	$320	$282	$572	$502

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$2.88	$2.51	$5.15	$4.48

Diluted	$2.84	$2.47	$5.08	$4.41

Weighted average common shares outstanding:
Basic	111	112	110	112

Diluted	112	113	112	113

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
June 30, 2026 and December 31, 2025
(in millions, except per share data)
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$626	$420
Accounts receivable, net	1,666	1,408
Inventories	233	189
Prepaid expenses and other current assets	319	361
Total current assets	2,844	2,378
Property, plant and equipment, net	2,219	2,203
Operating lease right-of-use assets	678	657
Goodwill	9,112	8,945
Intangible assets, net	1,672	1,636
Investments in equity method investees	137	136
Other assets	277	270
Total assets	$16,939	$16,225

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,598	$1,600
Current portion of long-term debt	10	504
Current portion of long-term operating lease liabilities	180	174
Total current liabilities	1,788	2,278
Long-term debt	5,632	5,167
Long-term operating lease liabilities	561	537
Other liabilities	1,059	957
Redeemable noncontrolling interest	80	80
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both June 30, 2026 and December 31, 2025; 162 shares issued as of both June 30, 2026 and December 31, 2025	2	2
Additional paid-in capital	2,374	2,381
Retained earnings	10,374	9,994
Accumulated other comprehensive loss	(62)	(27)
Treasury stock, at cost; 52 shares as of both June 30, 2026 and December 31, 2025	(5,172)	(5,180)
Total Quest Diagnostics stockholders’ equity	7,516	7,170
Noncontrolling interests	303	36
Total stockholders’ equity	7,819	7,206
Total liabilities and stockholders’ equity	$16,939	$16,225

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2026 and 2025
(in millions)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$598	$531
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	293	283
Provision for credit losses	3	2
Deferred income tax expense	46	8
Stock-based compensation expense	43	43
Other, net	14	26
Changes in operating assets and liabilities:
Accounts receivable	(259)	(115)
Accounts payable and accrued expenses	130	(11)
Income taxes payable	4	9
Other assets and liabilities, net	3	82
Net cash provided by operating activities	875	858

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(38)	(17)
Capital expenditures	(252)	(225)
Other investing activities, net	4	3
Net cash used in investing activities	(286)	(239)

Cash flows from financing activities:
Proceeds from borrowings	494	400
Repayments of debt	(501)	(1,001)
Purchases of treasury stock	(102)	—
Exercise of stock options	81	42
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(38)	(42)
Dividends paid	(184)	(174)
Distributions to noncontrolling interest partners	(22)	(29)
Other financing activities, net	(109)	(50)
Net cash used in financing activities	(381)	(854)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2)	5

Net change in cash and cash equivalents and restricted cash	206	(230)
Cash and cash equivalents and restricted cash, beginning of period	420	549
Cash and cash equivalents and restricted cash, end of period	$626	$319

Cash paid during the period for:
Interest	$129	$145
Income taxes	$104	$110

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$320	$282	$572	$502
Less: earnings allocated to participating securities	1	1	2	2
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$319	$281	$570	$500

Weighted average common shares outstanding - basic	111	112	110	112
Effect of dilutive securities:
Stock options and performance share units	1	1	2	1
Weighted average common shares outstanding - diluted	112	113	112	113

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$2.88	$2.51	$5.15	$4.48
Diluted	$2.84	$2.47	$5.08	$4.41

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended June 30, 2026
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$459	15.1%	$(88)	$10	$320	$2.84
Restructuring and integration charges (a)	4	0.2	(1)	—	3	0.04
Other charges (b)	1	—	1	—	2	0.02
Gains and losses on investments (c)	—	—	—	(1)	(1)	(0.01)
Amortization expense	38	1.2	(10)	—	28	0.25
ETB	—	—	(2)	—	(2)	(0.02)
As adjusted	$502	16.5%	$(100)	$9	$350	$3.12

	Six Months Ended June 30, 2026
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$858	14.4%	$(162)	$14	$572	$5.08
Restructuring and integration charges (a)	11	0.2	(3)	—	8	0.08
Other charges (b)	5	0.1	—	—	5	0.05
Gains and losses on investments (c)	—	—	(2)	6	4	0.04
Amortization expense	75	1.3	(19)	—	56	0.50
ETB	—	—	(14)	—	(14)	(0.13)
As adjusted	$949	16.0%	$(200)	$20	$631	$5.62

	Three Months Ended June 30, 2025
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$438	15.9%	$(97)	$9	$282	$2.47
Restructuring and integration charges (a)	7	0.3	(2)	—	5	0.04
Other charges (b)	28	1.0	(6)	—	22	0.19
Gains and losses on investments (c)	—	—	1	(1)	(2)	(0.01)
Other gains (d)	(46)	(1.7)	12	—	(34)	(0.30)
Amortization expense	39	1.4	(11)	—	28	0.25
ETB	—	—	(3)	—	(3)	(0.02)
As adjusted	$466	16.9%	$(106)	$8	$298	$2.62

	Six Months Ended June 30, 2025
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$784	14.5%	$(156)	$27	$502	$4.41
Restructuring and integration charges (a)	26	0.5	(7)	—	19	0.17
Other charges (b)	30	0.6	(6)	—	24	0.21
Gains and losses on investments (c)	—	—	1	(1)	(2)	(0.01)
Other gains (d)	(46)	(0.9)	14	(8)	(40)	(0.36)
Amortization expense	78	1.4	(20)	—	58	0.51
ETB	—	—	(12)	—	(12)	(0.10)
As adjusted	$872	16.1%	$(186)	$18	$549	$4.83

(a)For each of the three and six months ended June 30, 2026 and 2025, the pre-tax impact represents costs primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(dollars in millions)
Cost of services	$1	$1	$2	$7
Selling, general and administrative	3	6	9	19
Operating income	$4	$7	$11	$26

(b)The three and six months ended June 30, 2026 and 2025 include losses associated with the change in the fair value of the contingent consideration accrual associated with previous acquisitions, recorded in other operating expense (income), net. Additionally, for both the three and six months ended June 30, 2025, the pre-tax impact primarily represents a $24 million impairment charge on certain long-lived assets related to the exit of a business, recorded in other operating expense (income), net.

(c)For all periods presented, the pre-tax impact represents gains and losses associated with changes in the carrying value of our strategic investments, principally recorded in equity in earnings of equity method investees, net of taxes, and other income, net.

(d)The three and six months ended June 30, 2025 include a $46 million pre-tax gain, recorded in other operating expense (income), net, from a payroll tax credit under the Coronavirus Aid, Relief, and Economic Security Act associated with the retention of employees. Additionally, the six months ended June 30, 2025 includes an $8 million gain, recorded in equity in earnings of equity method investees, net of taxes, representing a non-recurring gain related to a lease.

(e)For restructuring and integration charges, other gains/charges, gains and losses on investments, and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2026 and 2025. No income tax impact was recorded on losses associated with the change in the fair value of the contingent consideration accrual associated with previous acquisitions.

3)For both the three and six months ended June 30, 2026, we repurchased 0.5 million shares of our common stock for $100 million. As of June 30, 2026, $1.3 billion remained available under our share repurchase authorization.

4)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2026 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2026. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, which are difficult to predict. The following table reconciles our 2026 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$9.97	$10.17
Restructuring and integration charges (a)	0.14	0.14
Amortization expense (b)	0.99	0.99
Other charges (c)	0.10	0.10
Gains and losses on investments (d)	0.04	0.04
ETB	(0.19)	(0.19)
Adjusted diluted EPS	$11.05	$11.25

(a)Represents estimated pre-tax charges of $21 million primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $149 million. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(c)Principally represents estimated pre-tax net losses of $9 million associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. Such estimate is subject to the risks and uncertainties discussed in the "Forward Looking Statements" section above. No income tax benefits are recorded on the changes associated with the contingent consideration accrual.

(d)Income tax impacts were calculated using a combined statutory income tax rate of 25.5%.